Exhibit 23.2

                 [LETTERHEAD OF DE JOYA GRIFFITH & COMPANY, LLC]


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of Mattmar Minerals, Inc. Form SB2, dated July 12, 2006 of our Auditors' Report, dated June 15, 2006 on the balance sheet of Mattmar Minerals, Inc. as of May 31, 2006 and the related statement of operations from April 18, 2006 to May 31, 2006, changes in stockholders' equity, and cash flows for the year ended May 31, 2006.


/s/ De Joya Griffith & Company, LLC

July 12, 2006
Henderson, Nevada